- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                 / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                 ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      HANDEX ENVIRONMENTAL RECOVERY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      HANDEX ENVIRONMENTAL RECOVERY, INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

      HANDEX ENVIRONMENTAL RECOVERY, INC., 500 Campus Drive, P.O. Box 451,
               Morganville, New Jersey 07751-0451 (908) 536-8500

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                             TO BE HELD MAY 9, 1995

To Our Stockholders:

     The Annual Meeting of Stockholders (the "Meeting") of Handex Environmental Recovery, Inc. (the "Company") will be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East and Route 35, Eatontown, New Jersey, on Tuesday, May 9, 1995, at 10:00 a.m., EDT, to consider and act upon the following:

          1. The election of two Directors whose three-year term of office will expire in 1998;

          2. A proposal to change the name of Company to Handex Corporation;

          3. A proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1995; and

          4. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

     Holders of Common Stock of record at the close of business on March 31, 1995 are entitled to notice of and to vote at the Meeting.

     Whether or not you expect to be personally present at the Meeting, please be sure that the enclosed proxy is properly marked, signed and dated, and returned without delay in the enclosed prepaid envelope. Such action will not limit your right to vote in person or to attend the Meeting, but will ensure your representation if you cannot attend.

                                          By Order of the Board of Directors,

                                          STUART O. SMITH
                                          Secretary

April 17, 1995

                      HANDEX ENVIRONMENTAL RECOVERY, INC.

                                500 Campus Drive
                             Morganville, NJ 07751

                               ------------------

                                PROXY STATEMENT

                            MAILED ON APRIL 17, 1995

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 1995

     Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Handex Environmental Recovery, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 9, 1995, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting which accompanies this Proxy Statement.

     Only stockholders of record as of March 31, 1995 will be entitled to vote at the Meeting or any adjournments thereof. As of that date, 6,865,212 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. The Company's Certificate of Incorporation (the "Certificate") does not provide for cumulative voting rights. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder has the right to revoke a proxy by written notice to the Secretary of the Company at any time before it is exercised, including by executing another proxy, bearing a later date, or by attending the Meeting and voting in person.

     A properly executed proxy returned in time to be cast at the meeting will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked. If no choice is specified on the proxy, it will be voted "FOR" the election of each of the individuals nominated by the Board of Directors and "FOR" the other proposals set forth in the Notice of Annual Meeting.

     At the Annual Meeting, in accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's By-Laws, at the Annual Meeting the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the meeting, present in person or by proxy, constitute a quorum. The shares represented at the Annual Meeting by proxies which are marked, with respect to the election of Directors, as "withheld" or, with respect to any other proposals, "abstain," will be counted as shares present for purposes of determining whether a quorum is present.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining whether a quorum is present.

     Pursuant to the Company's By-Laws, at the Annual Meeting, a plurality of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld; votes that are withheld or broker non-votes will have no effect on the outcome of the election of Directors.

     Pursuant to the Company's By-Laws, all other questions and matters brought before the meeting (except for the amendment to the Certificate) will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law or by the Certificate. In voting on matters other than the election of Directors, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal (other than the amendment to the Certificate of Incorporation) has been approved and will have no effect on the outcome of such proposal. The amendment to the Company's Certificate requires the approval of a majority of the outstanding shares of Common Stock of the Company. Abstentions and broker non-votes will have the same effect as a vote against the proposed amendment to the Certificate.

     The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by Directors, officers and regular employees of the Company in person or by mail, telephone, or telegraph, following the original solicitation.

              SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information with respect to Common Stock owned on March 31, 1995 by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby. The table also lists beneficial ownership of Common Stock by each of the Company's Directors, each nominee for election as a Director, each executive officer named in the cash compensation table set forth in this proxy statement, and all Directors and executive officers as a group.

                                               Shares
          Names and Address of              Beneficially     Percent of
            Beneficial Owner                   Owned           Class
- ----------------------------------------    ------------     ----------
Curtis Lee Smith, Jr....................      1,344,275         19.6%
500 Campus Drive
Morganville, NJ 07751
Stuart O. Smith.........................      1,635,290        23.81
500 Campus Drive
Morganville, NJ 07751
Gregory J. Reuter(1)....................        112,500          1.6
Thomas J. Bresnan(2)....................        101,625          1.5
David A. Goldfinger(3)..................         72,435          1.1
John T. St. James(1)....................         22,750            *
Richard L. Osborne(1)...................          2,250            *

                                               Shares
          Names and Address of              Beneficially     Percent of
            Beneficial Owner                   Owned           Class
- ----------------------------------------    ------------     ----------
William H. Heller(4)....................          7,000            *
Scott R. Wilson(4)......................          6,000            *
P. Craig Modesitt(1)....................          4,000            *
All Directors and Executive Officers
  as a Group (12).......................      3,313,125         46.4%

- ---------------

 *  Less than 1%.

(1) Represents shares which may be acquired upon the exercise of immediately exercisable options.

(2) Mr. Bresnan's ownership figure includes 101,000 shares which may be acquired upon the exercise of immediately exercisable stock options.

(3) Mr. Goldfinger's ownership figure includes 12,500 shares which may be acquired upon the exercise of immediately exercisable options.

(4) Messrs. Wilson's and Heller's ownership figures include 5,000 shares each which may be acquired upon the exercise of immediately exercisable options.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. Each class initially consisted of two Directors until July 1, 1992 when the membership of the Board was expanded to seven members with the election of Mr. William H. Heller as a Class I Director. The Board was further expanded to eight members on May 11, 1993, with the election of Mr. Thomas J. Bresnan as a Class II Director. Each class of Directors is elected to a three-year term. At the Meeting, the Class III Directors will be elected to a three-year term ending at the 1998 Annual Meeting.

     Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of the two nominees set forth in the table below as Class III Directors of the Company for a three-year term. In the event of the death or inability to act of any of the nominees, the proxies will be voted for the election of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying proxy be voted for more than two nominees or for persons other than those named below and any such substitute nominee for either of them.

     The following table lists the nominees for election at the Meeting, the Directors who will continue in office subsequent to the Meeting, and certain other information with respect to each individual.

NOMINEES FOR ELECTION FOR A THREE YEAR TERM ENDING IN 1998

             Name                 Age             Principal Occupation and History
- ------------------------------    ---     -------------------------------------------------
DAVID A. GOLDFINGER (1)           59      Director
                                          Mr. Goldfinger has served as a Director of the
                                          Company since its acquisition by NCS Holdings
                                          Corporation ("NCS") in July 1986. Mr. Goldfinger
                                          served as President of U.S. Consolidated, Inc., a
                                          Cleveland, Ohio-based manufacturers'
                                          representative agency, from 1966 to 1991. From
                                          January 1992 to the present, Mr. Goldfinger has
                                          served as President of M.S.C.I. Holdings, Inc., a
                                          Tavernier, Florida-based private consulting and
                                          investment corporation. Mr. Goldfinger has served
                                          as a member of the Company's Compensation
                                          Committee and Audit Committee during the term of
                                          his directorship.
RICHARD L. OSBORNE (1)            56      Director
                                          Mr. Osborne has served as a consultant to the
                                          Company since its acquisition by NCS in July
                                          1986, and was elected to the Company's Board of
                                          Directors in January 1989. He has served as the
                                          Executive Dean of the Weatherhead School of
                                          Management, Case Western Reserve University,
                                          Cleveland, Ohio, since 1971. Mr. Osborne is also
                                          a management consultant, and serves on the Board
                                          of Directors of Capitol American Financial
                                          Corporation, a Cleveland, Ohio-based specialty
                                          insurance provider, Myers Industries, Inc., an
                                          Akron, Ohio-based manufacturer of plastic and
                                          rubber parts for the automotive and other
                                          industries and several privately held
                                          corporations, including Ohio Savings Financial
                                          Corporation, a Cleveland, Ohio-based savings and
                                          loan holding company. Mr. Osborne has served as a
                                          member of the Company's Compensation Committee
                                          and Audit Committee during the term of his
                                          directorship.

DIRECTORS CONTINUING IN OFFICE

             Name                 Age             Principal Occupation and History
- ------------------------------    ---     -------------------------------------------------
CURTIS LEE SMITH, JR. (2)(4)      67      Chairman of the Board,
                                          Chief Executive Officer and Director
                                          Mr. Smith has served as the Company's Chairman of
                                          the Board and Chief Executive Officer and as a
                                          Director since its acquisition by NCS Holding
                                          Corporation ("NCS"), in July 1986, and had the
                                          additional title and duties of President from
                                          August 1989 through July 1992. Mr. Smith served
                                          as President of National Copper & Smelting Co., a
                                          Cleveland, Ohio-based manufacturer and
                                          distributor of copper products, from 1962 to
                                          1985, and as President of NCS, a Cleveland,
                                          Ohio-based holding company which operated a
                                          copper tubing importing and fabricating busi-
                                          ness, from 1985 to 1988.
GREGORY J. REUTER (2)             43      Director and Senior Technical Advisor
                                          Mr. Reuter joined the Company in July 1980 and
                                          served as Executive Vice President of the Company
                                          from August 1992 to February 1994, as a Vice
                                          President and its Chief Technical Officer from
                                          January 1989 to February 1994, its Senior
                                          Technical Advisor since February 1994 and as a
                                          Director since March 1989. Prior to joining the
                                          Company, Mr. Reuter worked for the New Jersey
                                          Department of Environmental Protection as a
                                          hydrogeologist from 1977 to 1980.

             Name                 Age             Principal Occupation and History
- ------------------------------    ---     -------------------------------------------------
WILLIAM H. HELLER (2)             56      Director
                                          Mr. Heller was formerly a partner with the public
                                          accounting firm of KPMG Peat Marwick LLP from
                                          February 1971 until December 1991, and currently
                                          manages his own asset management firm, William H.
                                          Heller & Associates. He was elected as a Director
                                          on July 1, 1992, and has served as a member of
                                          the Company's Audit Committee during the term of
                                          his directorship. Mr. Heller also serves as a
                                          Director of Capitol American Financial Corpo-
                                          ration, a Cleveland, Ohio-based specialty
                                          insurance provider, Ohio Savings Financial
                                          Corporation, a Cleveland, Ohio-based savings and
                                          loan holding company and Telarc International,
                                          Inc., a Cleveland, Ohio-based distributor of
                                          phonograph records and tapes.

STUART O. SMITH (3)(4)            62      Vice Chairman of the Board, Chief
                                          Development Officer, Secretary and Director
                                          Mr. Smith has served as a Director of the Company
                                          since its acquisition by NCS in July 1986, as the
                                          Company's Secretary since February 1989, as its
                                          Chief Development Officer since March 1990 and as
                                          Vice Chairman of the Board since August 1992. Mr.
                                          Smith served as a Vice President from July 1986
                                          to August 1992. Mr. Smith also served as Vice
                                          President of National Copper & Smelting Co. from
                                          1962 to 1985 and as Vice President of NCS from
                                          1985 to 1988.

THOMAS J. BRESNAN (3)             42      President, Chief Operating Officer and Director
                                          Mr. Bresnan joined the Company in August 1992 and
                                          has served as the Company's President and Chief
                                          Operating Officer since that time. Mr. Bresnan
                                          has served as the Chairman and Chief Executive
                                          Officer of New Horizons Education Corporation
                                          since its acquisition by the Company in August
                                          1994. Prior to joining the Company, Mr. Bresnan
                                          served in various executive, marketing, financial
                                          and administrative positions for Capitol American
                                          Life Insurance Company, a Cleveland, Ohio-based
                                          specialty insurance provider, from 1984 to 1991.
                                          Mr. Bresnan served as President and Chief
                                          Operating Officer of Capitol American Life
                                          Insurance Company during 1991. From January to
                                          August 1992, Mr. Bresnan was President and Chief
                                          Executive Officer of Glenbrook Group, Inc., a
                                          Cleveland, Ohio-based company seeking acquisition
                                          opportunities. Mr. Bresnan was elected a Director
                                          in May 1993.

             Name                 Age             Principal Occupation and History
- ------------------------------    ---     -------------------------------------------------
SCOTT R. WILSON (3)               43      Director
                                          Mr. Wilson has served as principal outside legal
                                          counsel to the Company since its acquisition by
                                          NCS in July 1986. Mr. Wilson has been with the
                                          law firm of Calfee, Halter & Griswold, Cleveland,
                                          Ohio, since 1977, and has been a partner in such
                                          firm since 1985. His practice focuses on general
                                          corporate and tax law. He was elected a Director
                                          in May 1991.

- ---------------
(1) Term as Director expires in 1995; nominee for a three-year term expiring in 1998.
(2) Term as Director expires in 1996.
(3) Term as Director expires in 1997.
(4) Curtis Lee Smith, Jr. and Stuart O. Smith are brothers.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has two standing Committees: the Audit Committee and the Compensation Committee.

     The Audit Committee, of which Messrs. David A. Goldfinger, Richard L. Osborne and William H. Heller are members, oversees the accounting functions of the Company, including matters related to the appointment and activities of the Company's auditors. The Audit Committee met twice during the year ended December 31, 1994.

     The Compensation Committee, of which Messrs. Curtis Lee Smith, Jr., David
A. Goldfinger and Richard L. Osborne are members, reviews and makes recommendations, as well as certain decisions concerning executive salaries, bonuses and the Company's stock option plans. The members of the Compensation Committee have renounced their right to receive grants of options under any stock option plan maintained by the Company during the period of their service on the Compensation Committee and for a period of one year thereafter. The Compensation Committee met five times during the year ended December 31, 1994.

     The Board of Directors of the Company held seven meetings during 1994. All of the Directors attended at least 85% of the meetings of the Board of Directors and each Committee on which each served.

     The Company pays a quarterly retainer of $1,000, plus $1,000 per Board meeting attended, $1,000 for each Committee meeting which is not held in conjunction with a Board meeting, and $250 for every meeting held via telephone, to all Directors who are not employees of the company. Directors who are employees of the Company do not receive quarterly retainers or meeting fees.

     In January 1989, the Compensation Committee granted Mr. Osborne and Mr. Goldfinger options to acquire 6,250 shares of Common Stock and 12,500 shares of Common Stock, respectively, under the Company's Outside Directors Stock Option Plan. These options became exercisable on July 9, 1989 at an option price of $11.20 per share. In 1992, Messrs. Wilson and Heller each were granted immediately exercisable options to acquire 5,000 shares of Common Stock at an option price of $6.50 per share. As of March 31, 1995 options granted to individuals pursuant to the Outside Directors Plan were outstanding to purchase 24,750 shares of common stock at an average price of $9.30 per share.

     Messrs. Heller and Osborne provide certain consulting services to the Company. During 1994, the Company paid Messrs. Heller and Osborne $24,000 and $30,000, respectively, in fees for such services. Mr. Wilson is a member of the firm of Calfee, Halter & Griswold, which provides legal services to the Company on an ongoing basis. The Company leases its Florida facilities from Xednah Investments, a general partnership whose partners are Curtis Lee Smith, Jr. and Stuart O. Smith. The Company paid $36,000 in rent to Xednah Investments during fiscal 1994. The Company believes that its transactions with Directors are on terms no less favorable to it than those that would have been available in similar transactions with unaffiliated third parties.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The table below shows information concerning the annual and long-term compensation for services in all capacities to the Company for each of the past three fiscal years, of all those persons, who were, (i) the Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers") during fiscal 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                             Long Term
                                                            Annual Compensation             Compensation
                                                     ----------------------------------     ------------      All Other
      Name and Principal Position          Year       Salary       Bonus       Other(1)     Options/SARs     Compensation(2)
- ---------------------------------------    -----     --------     --------     --------     ------------     ------------
Curtis Lee Smith, Jr.                      1994      $163,077     $    --       $   --              --         $ 10,601
Chairman of the Board, Chief               1993       155,428          --           --              --           10,673
Executive Officer and Director             1992       165,656          --           --              --            8,674

Stuart O. Smith                            1994       152,885          --           --              --            4,414
Vice Chairman of the Board, Chief          1993       146,889          --           --              --            4,414
Development Officer, Secretary             1992       148,271          --           --              --            4,414
and Director

Thomas J. Bresnan                          1994       208,173          --           --         220,000            4,620
President, Chief Operating Officer         1993       194,039          --           --          50,000            2,971
and Director                               1992        78,462(3)       --           --         130,000               --

John T. St. James                          1994       144,596          --           --              --            2,358
Vice President, Chief Financial Officer    1993       130,976          --           --              --            2,993
and Treasurer                              1992       116,520          --           --          48,750            3,470

P. Craig Modesitt                          1994       127,290          --           --              --            1,731
Vice President, Sales and Marketing        1993        45,433(4)       --           --              --               --
                                           1992            --          --           --              --               --

- ---------------

(1) No Named Officer received perquisites or other personal benefits having a value exceeding the lesser of 10% of such executive salary and bonus for 1994, 1993 and 1992 or $50,000. Pursuant to the terms of Mr. Bresnan's employment agreement, he received an interest free loan from the Company in the amount of $250,000 payable on September 30, 1997. Had the loan carried a market interest rate, Mr. Bresnan would have paid $16,858 in interest during 1994, $17,046 during 1993, and $5,722 during 1992.

(2) Amounts of All Other Compensation reported for Curtis Lee Smith, Jr., and Stuart O. Smith represent premiums paid by the Company on insurance policies for the benefit of such persons. Amounts of All Other Compensation reported for Messrs. Bresnan, St. James and Modesitt represent the Company's matching contribution under its 401(k) Profit Sharing Plan. The Company currently matches each participating

                                        8

    employee's contributions to the Plan to the extent of 50% of the first 6% of the participant's salary reduction up to the maximum allowable under the Internal Revenue Code.

(3) Mr. Bresnan joined the Company in August 1992. His annualized salary for 1992 was $200,000.

(4) Mr. Modesitt joined the Company in August 1993. His annualized salary for 1993 was $112,500.

                      OPTION EXERCISES AND YEAR-END VALUES

     The table below shows information with respect to the unexercised options to purchase the Company's Common Stock granted in 1994 and prior years under the Company's Key Employees Stock Option Plan (the "Employees Plan") to the Named Officers and held by them at December 31, 1994. None of Named Officers exercised any stock options during 1994.

                                 NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                    OPTIONS HELD AT               IN-THE-MONEY-OPTIONS AT
                                   DECEMBER 31, 1994                DECEMBER 31, 1994*
                             -----------------------------     -----------------------------
          NAME               EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- -------------------------    -----------     -------------     -----------     -------------
Curtis L. Smith, Jr......           --               --          $    --         $      --
Stuart O. Smith..........           --               --               --                --
Thomas J. Bresnan........      101,000          299,000           59,250           157,000
John T. St. James........       22,750           26,000           30,000            45,000
P. Craig Modesitt........        4,000           16,000            3,500            14,000

- ---------------

* Based on the difference between the exercise price of such options and the closing price of a share of the Company's Common Stock on the NASDAQ National Market System on such date ($8.375).

                                 OPTION GRANTS

     The table below shows additional information on stock options granted in 1994 under the Key Employees Stock Option Plan to the Named Officers which are reflected in the Summary Compensation Table.

                                                                                               POTENTIAL REALIZABLE
                                            PERCENTAGE OF                                     VALUE AT ASSUMED ANNUAL
                                            TOTAL OPTIONS                                      RATES OF STOCK PRICE
                                             GRANTED TO                                       APPRECIATION FOR OPTION
                                              EMPLOYEES       EXERCISE OR                              TERM
                                                 IN           BASE PRICE      EXPIRATION     -------------------------
          NAME               GRANTED(1)         1994          (PER SHARE)        DATE            5%            10%
- -------------------------    ----------     -------------     -----------     ----------     ----------     ----------
Curtis L. Smith, Jr......           --             --           $    --              --      $       --     $       --
Stuart O. Smith..........           --             --                --              --              --             --
Thomas J. Bresnan........      220,000             87%             8.00        10/21/04       1,106,864      2,804,912
John T. St. James........           --             --                --              --              --             --
P. Craig Modesitt........           --             --                --              --              --             --

- ---------------

(1) Represents options awarded under the Employees Plan. Such options vest at the rate of 20% per year commencing on the first anniversary of the date of grant and were awarded at an exercise price equal to the fair market value of a share of Common Stock on the date of grant. The options expire upon the tenth

                                        9

    anniversary of the date of grant. In general, employees may exercise vested options awarded under the Employees Plan for a period of three months following the date of the cessation of their employment with the Company.

EMPLOYMENT AGREEMENTS

     The Company is a party to an employment agreement with Thomas J. Bresnan, its President and Chief Operating Officer. Mr. Bresnan's employment agreement was entered into when he joined the Company on August 3, 1992. The agreement provides that Mr. Bresnan will receive a base salary, subject to annual review, of $200,000 per year. In connection with the execution of the agreement, Mr. Bresnan received options to purchase an aggregate of 130,000 shares of Common Stock under the Employees Plan. Pursuant to the terms of Mr. Bresnan's agreement, he also received a five-year interest-free loan of $250,000 towards the purchase of a home in New Jersey. The loan is secured by a mortgage on Mr. Bresnan's residence. In the event that Mr. Bresnan's employment is terminated by the Company without cause during the three years subsequent to the date of the employment agreement, the Company will be obligated to continue to pay his salary for a period of one year subsequent to the date of such termination. The agreement also obligates the Company to provide certain health insurance and life insurance benefits for the duration of such agreement. At the time of execution of his employment agreement, Mr. Bresnan also entered into an agreement with the Company containing confidentiality and non-competition provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors includes Curtis Lee Smith, Jr., the Company's Chairman and Chief Executive Officer. The Company leases its Florida facility from Xednah Investments, a general partnership whose partners are Curtis Lee Smith, Jr. and Stuart O. Smith. The Company paid $36,000 in rent to Xednah Investments during 1994.

     Richard L. Osborne, a member of the Compensation Committee of the Board of Directors, provides certain consulting services to the Company. Mr. Osborne received $30,000 in consulting fees from the Company for 1994.

     The Company believes that these transactions were on terms no less favorable than would have been available in similar transactions with unaffiliated third parties.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors is responsible for reviewing and implementing the Company's existing and proposed executive compensation arrangements and plans. The current members of the Compensation Committee are Richard L. Osborne, David A. Goldfinger and Curtis Lee Smith, Jr. Messrs. Osborne and Goldfinger are non-employee Directors of the Company. Mr. Smith is the Company's Chairman and Chief Executive Officer.

     Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers named in this proxy statement for its 1994 fiscal year.

COMPENSATION PHILOSOPHY

     The Company's compensation programs are intended to provide its executive officers with a mix of salary, benefits and incentive compensation arrangements that are: (i) consistent with the interests of stockholders; (ii) competitive with those provided by other companies in the industry; (iii) commensurate with each executive's performance, experience and responsibilities; and (iv) sufficient to attract and retain highly qualified executives. In making its recommendations concerning adjustments to salaries and awards under other compensation plans, the Committee considers the financial condition and performance of the Company during the prior year and the Company's success in achieving financial, operational and other strategic objectives. The Committee also makes an assessment of the contributions of the individual executive officer to the Company's performance and to the achievement of its objectives, as well as the success of the executive in achieving objectives which may have been set for such individual. In assessing individual performance, the Committee also seeks to recognize individual contributions during periods when the Company experiences adverse business or financial conditions.

     For purposes of determining whether the Company's compensation packages are competitive, the companies with which the Company compares itself are those included in the peer group index set forth in the Stockholder Return Performance Presentation contained elsewhere in this proxy statement. While the Committee does not establish a targeted range for Company's overall executive compensation within the peer group, its review of publicly available information for the years 1990 through 1993 indicates that the compensation level of the Company's Chief Executive Officer has historically been significantly below the average compensation paid to Chief Executive Officers of peer group companies. Such information also indicates that the base salary levels for the Company's other executive officers have been generally comparable with those provided to similar executives at peer group companies, while the overall amount of bonuses paid to other executives by the Company have been equal to or lower than the bonuses paid to peer group executives. Option awards to peer group executives vary widely from company to company and from year to year, although the Company's option awards to its executive officers are generally lower than awards by members of the peer group. The Company's stock significantly outperformed the peer group during the period prior to fiscal 1992, and since that time its performance has been below that of the peer group.

     Each component of an executive's compensation package is intended to assist in attaining one or more of the objectives outlined above. The Company attempts to provide its executives with base salaries and benefits that are competitive with those of comparable companies and commensurate with the performance, experience and responsibilities of each executive. Through salary adjustments and bonuses, the Company also seeks to provide its executives with incentives to improve the Company's financial and operational performance by providing a method for rewarding individual performance. Finally, the Company's Key Employees' Stock Option Plan is intended to provide executive officers with an opportunity to acquire a proprietary interest in the Company, thereby providing these individuals with increased incentive to promote the long-term interests of the Company's stockholders.

     While the Committee seeks to assure that the Company's compensation programs further the objectives described above and, in making compensation decisions, considers the various factors outlined above, it does not take a highly formalized or objective approach to determining compensation. Instead, the Committee gives consideration to these various factors in subjectively evaluating the compensation of each individual executive. While the subjective nature of the Committee's decisions makes it difficult to specifically identify the relative importance of each of these various factors, in making compensation decisions for fiscal 1994, the Committee generally gave greater weight to the Company's performance, as measured by its net income, and its subjective assessment of individual performance, than to other factors.

     In 1993, Congress adopted Section 162(m) of the Internal Revenue Code.
Section 162(m) limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation is "performance based" within the meaning of Section 162(m). As of the date of this proxy statement, the Internal Revenue Service has not issued final regulations interpreting Section 162(m). At such time as final regulations are promulgated, the Committee will review the impact of Section 162(m) on the Company's existing compensation plans and determine what revisions, if any, need to be made to such plans.

1994 COMPENSATION DECISIONS

     Base Salary and Benefits. The base salaries and benefits provided to executive officers who were not parties to employment contracts with the Company for the 1994 fiscal year were established by the Committee in accordance with the compensation philosophy discussed above. Since one executive was a party to an employment agreement with the Company entered into prior to the 1994 fiscal year, his minimum base salary level for 1994 was set by the terms of such agreement. The Committee determined to make individual salary adjustments with respect to certain executive officers of the Company, based on the Committee's subjective evaluation of the executive's performance and his contributions to the Company.

     Bonuses. After considering the Company's performance and the various other factors discussed above, the Committee determined not to pay any discretionary bonuses to executive officers with respect to fiscal 1994.

     Stock Options. During the 1994 fiscal year, the Company awarded options to purchase an aggregate of 220,000 shares of Common Stock to an executive officer of the Company. The award was made at the fair market value of a share of Common Stock on the date of grant and becomes exercisable over a five year period commencing on the first anniversary of the date of grant. During the 1994 fiscal year, the Committee determined that it was desirable to increase the long term incentives provided to one of the current executive officers. The Committee based its decision primarily on its subjective assessment of the individual's performance and its desire to reward this performance. The number of shares subject to the option was determined on the basis of the Committee's subjective assessment of the individual's contributions to the Company and the appropriate level of his long-term incentive compensation. The executive's current share ownership position and the number of options previously awarded to him were considered by the Committee in determining the appropriate level of his long-term incentive compensation.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Curtis Lee Smith, Jr.'s compensation is determined on the basis of the Committee's subjective assessment of his performance, measured by the Company's financial condition, results of operations and success in achieving strategic objectives. The Committee also considers the responsibilities associated with Mr. Smith's position and the level of compensation provided to Chief Executive Officers of other companies in the environmental remediation industry. Mr. Smith does not participate in the Committee's actions with respect to his compensation.

     Although the Committee reviews Mr. Smith's compensation on an annual basis, no adjustments were made to Mr. Smith's salary during 1994. Mr. Smith's base salary was last adjusted in December 1990, at which time the Committee voted (with Mr. Smith abstaining) to increase his salary from $175,000 to $200,000. Mr. Smith declined this salary increase. In June 1992, Mr. Smith voluntarily reduced his salary from $175,000 to $160,000 in connection with a restructuring in the Company's business and related cost-cutting measures. As with the Company's other executive officers, the Committee determined not to pay Mr. Smith a bonus during 1994.

     Mr. Smith is the beneficial owner of approximately 20% of the Common Stock. As a consequence of his significant ownership interest in the Company, Mr. Smith elected, at the time of the Company's initial public offering, to renounce any rights that he might otherwise have to participate in the Company's stock option plans. Accordingly, Mr. Smith did not receive any option awards with respect to fiscal 1994.

             THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                          Richard L. Osborne
                                          David A. Goldfinger
                                          Curtis Lee Smith, Jr.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing yearly percentage change in the cumulative stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Market Index (U.S.), and a Company-determined peer group for the period commencing December 30, 1989 and ended December 31, 1994. The Companies included in the peer group are Canonie Environmental Services, Inc., Groundwater Technology, Inc., Sevenson Environmental, International Technology Corporation, and OHM Corporation. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 30, 1989 and that all dividends, if any, were reinvested.

                  COMPARISON OF TOTAL CUMULATIVE TOTAL RETURN
                  HANDEX COMMON STOCK, NASDAQ MARKET INDEX AND
                      COMPANY DETERMINED PEER GROUP INDEX

                                    HANDEX
      MEASUREMENT PERIOD           ENVIRON-       PEER GROUP     NASDAQ MARKET
    (FISCAL YEAR COVERED)           MENTAL           INDEX           INDEX
1989                                    100.00          100.00          100.00
1990                                    127.10           99.26           81.12
1991                                    204.03           87.76          104.14
1992                                     56.45           72.77          105.16
1993                                     48.39           66.85          126.14
1994                                     54.03           62.69          132.44

                 PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO
       THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

GENERAL

     On February 13, 1995, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Certificate to change the name of the Company to "Handex Corporation." The current name of the Company is "Handex Environmental Recovery, Inc."

     Historically, the Company's operations have focused exclusively on the environmental remediation business. However, in August, 1995 the Company purchased the assets of a computer training business located in Santa Ana, California and the stock of the franchisor of that business. Since that time, the Company has operated in two distinct business segments: the environmental services segment and the educational segment. The Company's education business operates through its New Horizons Education Corporation subsidiary and other indirect wholly owned subsidiaries, while its environmental segment continues to be operated through various other operating subsidiaries. Although education segment revenues represented a relatively small component of the Company's net operating revenues during fiscal 1994, the Company believes that the education segment offers significant opportunities for future growth.

     The Board of Directors has determined that, because the Company no longer operates exclusively in the environmental services industry and because the Board believes that the education segment provides significant growth opportunities, the Company's name should be modified. The proposed new name - Handex Corporation - better reflects the more diversified nature of the Company's current operations.

RECOMMENDATION; REQUIRED VOTE

     The Board of Directors recommends a vote FOR the proposal. The persons named in the accompanying Proxy or their substitutes will vote such Proxy for this proposal unless it is marked to the contrary. A favorable vote of shares representing a majority of the total number of shares of Common Stock of the Company issued and outstanding as of the record date is required to approve and adopt the amendment to the Company's Certificate.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has recommended that KPMG Peat Marwick LLP, independent certified public accountants, serve as the Company's independent auditors for the year ending December 30, 1995. Such firm has served as the Company's auditors since 1986. It is expected that a member of the firm will be present at the Meeting, and will be available to respond to appropriate questions.

     The Board of Directors recommends that you vote "FOR" ratification of its appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 30, 1995. If the stockholders reject the nomination of KPMG Peat Marwick LLP, the Board of Directors will reconsider its selection.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to come before the Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

     Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 1996 must do so no later than December 20, 1995. To be eligible for inclusion in the 1996 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934.

     Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company's most recent year. Written requests for such report should be directed to:

                         Investor Relations Department
                      Handex Environmental Recovery, Inc.
                                500 Campus Drive
                             Morganville, NJ 07751

     You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting.

                                          By order of the Board of Directors,

                                          STUART O. SMITH
                                          Secretary

                         HANDEX ENVIRONMENTAL RECOVERY, INC.
                                  500 CAMPUS DRIVE
    P                           MORGANVILLE, NJ 07751

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    R
         The undersigned hereby appoints each of Curtis Lee Smith, Jr., Stuart O. Smith and John T. St. James, as proxy, each with the
    O power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all shares of Common Stock of the Company held of record by the undersigned on March 31,
    X 1995, at the Annual Meeting of Stockholders to be held on May 9, 1995, or any adjournment thereof.

    Y

         Election of Directors, Nominees:                        (change of address)
         David A. Goldfinger, Richard L. Osborne             _______________________________________________
                                                             _______________________________________________
                                                             _______________________________________________
                                                             _______________________________________________
                                                             (If you have written in the above space, please
                                                             mark the corresponding box on the reverse
                                                             side of this card.)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
    DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
    MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.    -------------
                                                               | SEE REVERSE |
                                                               |    SIDE     |
                                                                -------------

/ X /    PLEASE MARK YOUR                                      SHARES IN YOUR NAME
         VOTES AS IN THIS
         EXAMPLE.

                 FOR    WITHHELD                  FOR   AGAINST   ABSTAIN                                  FOR   AGAINST   ABSTAIN
1. Election of  /    /   /    /  2. Approve the  /    /  /    /  /    /         3. Ratify the appointment /    /  /    /  /    /
   Directors                        change of the                                  of KPMG Peat Marwick
   (see reverse)                    name of the                                    LLP as independent
                                    Company to                                     auditors of the Company
                                    Handex                                         for 1995.
                                    Corporation.

For, except vote withheld from the following nominee(s):                        4. In their discretion,
                                                                                   each proxy is authorized
_______________________________________________________                            to vote upon such other
                                                                                   business as may properly
                                                                                   come before the meeting.
                                                         Change /    /
                                                           of
                                                         Address

                                                         Attend /    /
                                                        Meeting
                                                                                  PLEASE MARK, SIGN, DATE AND
                                                                                RETURN THE PROXY CARD USING THE
                                                                                       ENCLOSED ENVELOPE.
     SIGNATURE(S)_______________________________________  DATE__________

     SIGNATURE(S)_______________________________________  DATE__________

     NOTE: Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.